Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-209595 on Form F-1 of our report dated May 6, 2015 relating to the consolidated financial statements of Grupo FerroAtlántica, S.A. (Sociedad Unipersonal) appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte, S.L.

Madrid, Spain

March 14, 2016